Exhibit 10.18

AMENDMENT # 2 TO BRIDGE LOAN AGREEMENT

This Amendment (the “Amendment”) is made with effect as of March 31, 2025 (the “Effective Date”) by and among Regentis Biomaterials Ltd., a company, incorporated under the laws of Israel, (the “Company”) and the lenders identified in Schedule A attached hereto (the “Lenders”). The Company and the Lenders shall each be referred to as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties have entered into that certain Bridge Loan Agreement, a copy of which is attached herewith as Schedule B, as amended by means of that certain Addendum No. 1, (the “Agreement”); and

WHEREAS, the Parties wish to make certain amendments to the Agreement; and

WHEREAS, pursuant to the provisions of Section 3.2 of the Agreement, any term thereof may be amended with the written consent of the Parties.

NOW, THEREFORE, IT IS DECLARED AND AGREED AS FOLLOWS:

1.	Object of the Amendment.

1.1.	Except as specifically modified in this Amendment, the provisions, terms, conditions and definitions in the Agreement shall remain in full force and effect and shall apply to this Amendment mutatis mutandis.

1.2.	Capitalized terms used, but not defined herein, shall have the meaning ascribed to such terms in the Agreement.

2.	Amendment to the Agreement.

2.1.	The last paragraph at the end of Section 1.3 of the Agreement (Maturity) shall be amended and restated so that any reference to the event of a Qualifying IPO Registration Statement effectiveness by March 31, 2025 shall be deleted, and consequently replaced in the following manner:

“Notwithstanding the above, the Parties hereby agree to extend the Maturity Date until August 31, 2025, subject to the following cumulative conditions: (i) the Company is actively proceeding towards the consummation of the Qualifying IPO on NYSE or NASDAQ and (ii) the Company has reasonably, in the Company Management opinion, sufficient funds to finance its ongoing activities, (iii) All interest rates calculated until March 31st 2025 will be re calculated till the Qualifying IPO date and no later than the extended Maturity Date, and (iv), the Lenders shall be entitled on a pro rata basis and commencing as of April 1, 2025 an until the completion of the Qualifying IPO, to an additional interest payment equal to 0.666% of Loan Amount for each calendar month and prorated based on a 30-day month for each partial month until such completion of the Qualifying IPO.”

3.	Entire Agreement.

3.1.	This Amendment and the Agreement constitute the full and entire understanding and agreement between the Parties with regard to the subject matters hereof and thereof.

3.2.	In the event of an inconsistency between the terms and conditions contained herein and the terms and conditions contained in the Agreement, the terms and conditions contained herein shall prevail.

3.3.	This Amendment may be signed in counterparts, by facsimile or otherwise, each deemed an original and all of which together will constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Regentis Biomaterials Ltd.

Name and title:	Ehud Geller, Chairman

Date:

Signature

Lender

Name and title:

Date:

Signature

Schedule A

Lender Name

Schedule B